GORDON K.W. GEE

 Chartered Accountant An Incorporated Professional

#601-325 Howe Street Vancouver, BC V6C 1Z7 An Incorporated Professional Telephone: (604) 689-8815 Facsimile: (604) 689-8838

_______________________________________________________________________________________

28 August 2006

United States Securities and Exchange Commission

450 Fifth Avenue, N.W.

Washington, DC 20549

Dear Sirs/ Mesdames

Regarding:                                 CONSENT OF INDEPENDENT AUDITOR

_______________________________________________________________________________________

I consent to the reference to my firm under the caption "Experts" and to the use of my report dated 14 August 2006 on audited financial statements for the period from the inception date of 17 August 2006 to 31 July 2006, and as to related Note 1, included in the Registration Statement on Form SB2 and related Prospectus of Revo Ventures Inc. for the registration of shares of its common stock.

Yours sincerely,

/s/Gordon K.W. Gee

Gordon K.W. Gee